Exhibit 21.01


                           Subsidiaries of the Company

           NAME                                       STATE OF INCORPORATION
           ----                                       ----------------------
           Diva International, Inc.                          Delaware
           Adesso-Madden, Inc.                               Delaware
           Steven Madden Retail, Inc.                        Delaware
           Shoe Biz, Inc.                                    Delaware
           Stevies, Inc.                                     Delaware